PACIFIC STRATUS VENTURES LTD.

707 - 1030 WEST GEORGIA STREET

VANCOUVER, BC V6E 2Y3

TEL: (604) 689-2646 FAX: (604) 689-1289

January 31,2001

TWE Enterprises Ltd.

1124 Millstream Road

West Vancouver, BC

V7S 2C7

Attention: Mr. David J.L. Williams

Dear Sirs:

RE: DEMAND PROMISSORY NOTE DATED SEPTEMBER 15, 2000 FOR $150.000 EXTENSION

Further to our recent discussions, the Company would like to extend the terms of the above captioned demand promissory note. The current terms of the promissory note calls for the note to have be repaid on or before November 15, 2000 with interest at a rate of prime plus 3% per annum. The Company would like to extend the repayment date of $100,000 of this demand promissory note to February 15, 2002 with interest at a rate of 15% per annum. The Company would also tike the option of paying a portion or the entire amount of the note before February 15, 2002 without incurring any penalties.

If you are in agreement with the above outlined extension please acknowledge where indicated below.

Yours truly,

PACIFIC STRATUS VENTURES LTD.

Per

/s/ "Harry Chew"

Harry Chew

President

We TWE Enterprises Ltd. hereby acknowledge the terms of extending a portion of our demand promissory note for $100,000 as outlined above.

/s/ "David Williams"

TWE Enterprises Ltd.

/s/ "Teri-Lyn Duke"

Witness